Exhibit 99

American Physicians Capital, Inc. Reports Fourth Quarter and Year End 2009 Results

EAST LANSING, Mich.--(BUSINESS WIRE)--February 11, 2010--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced net income of $9.7 million or $.94 per diluted common share for the fourth quarter of 2009. For the year ended December 31, 2009, APCapital generated net income of $40.6 million, or $3.67 per diluted common share. The 2009 net income represents a return on beginning GAAP equity of 16.0%. At December 31, 2009, APCapital’s book value per share was $23.74 based on 9,986,187 shares outstanding, an increase of 9.8% from $21.62 at December 31, 2008.

APCapital generated net income of $11.6 million or $.93 per diluted share in the fourth quarter of 2008 and net income of $45.2 million or $3.45 per diluted share for the year ended December 31, 2008.

“The Company had a very successful 2009, reporting another year of strong profitability,” said President and Chief Executive Officer R. Kevin Clinton. “We generated a return on beginning equity of 16.0%, returned $59.7 million to our shareholders through share repurchases and cash dividends, and increased our book value per share by 9.8%.”

“We were able to retain 88.0% of our business and generate new premiums in select markets while maintaining our underwriting discipline in a soft market. In addition, we completed a major information systems enhancement in 2009,” added Clinton.

Stock Split

As previously announced, on June 23, 2009, the Company’s Board of Directors declared a four-for-three stock split of its common shares to shareholders of record on July 10, 2009. Shares resulting from the stock split were distributed to shareholders on July 31, 2009. All share and per share numbers disclosed in this press release have been adjusted to reflect this stock split.

Consolidated Income Statement
(Dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Direct Premiums Written	$24,207	$27,083	$113,232	$125,018

Net Premiums Written	$24,260	$26,186	$109,713	$120,117

Net Premiums Earned	$28,930	$30,704	$114,878	$124,268
Incurred Loss and Loss Adjustment Expenses:
Current Accident Year Losses	23,536	24,116	94,121	97,489
Prior Year Losses	(9,383)	(9,207)	(36,559)	(32,178)
Total	14,153	14,909	57,562	65,311

Underwriting Expenses	7,390	7,453	28,515	27,458
Underwriting Income	7,387	8,342	28,801	31,499
Investment Income	7,317	8,786	30,910	36,864
Other Income (1)	(375)	205	226	72
Other Expenses	(799)	(1,138)	(3,437)	(4,460)
Pre-tax Income	13,530	16,195	56,500	63,975
Federal Income Taxes	3,798	4,584	15,940	18,779
Net Income	$9,732	$11,611	$40,560	$45,196

Loss Ratio:
Current Accident Year	81.4%	78.5%	81.9%	78.5%
Prior Year Development	-32.5%	-29.9%	-31.8%	-25.9%
Calendar Year	48.9%	48.6%	50.1%	52.6%

Underwriting Expense Ratio	25.5%	24.3%	24.8%	22.1%

Combined Ratio	74.4%	72.9%	74.9%	74.7%

(1) Includes realized gains and losses

Premiums

Direct premiums written were $24.2 million in the fourth quarter of 2009, down $2.9 million or 10.6% from the same period a year ago. For the year ended December 31, 2009, direct premiums written were down $11.8 million, or 9.4%. The declines in direct premiums written for 2009 were primarily the result of rate reductions based on a decline in claim frequency trends and on competitive pressures. These reductions resulted in an overall average premium rate decline of 7.0% in 2009, as compared to an 8.2% decrease in 2008. The rate reductions were offset by our strong retention ratio of 88.0% in 2009. We ended 2009 with 8,821 insureds, down 2.7% from year end 2008.

Net premiums written in the fourth quarter of 2009 were greater than direct premiums written due to ceded premium credits and reinsurance treaty profit sharing. These reductions to ceded premiums were the result of favorable loss experience on older accident years. As a result of the fourth quarter ceded premium credits, ceded premiums written in 2009 were 3.1% of direct premiums. Ceded premiums in recent years have typically been approximately 4.0% of direct premiums written. Our 2010 reinsurance program was renewed at terms similar to the 2009 treaties.

Loss Trends

Throughout 2009 we continued to experience better than expected loss trends. As a result, we recognized $9.4 million of favorable loss reserve development in the fourth quarter and $36.6 million during the 2009 calendar year. Favorable development in 2009 increased slightly, $0.2 million for the quarter and $4.4 million for the year, from the same periods in 2008. However, the increases in favorable development were largely offset by increases in our current accident year loss ratios. As a result the reported loss ratio for the year decreased modestly and increased slightly in the fourth quarter of 2009, when compared to the same periods of 2008. The increases in the accident year loss ratios were the result of recent premium rate decreases.

While the average paid claim increased in 2009, the increase was much less than anticipated in our original loss reserve estimates. In addition, our reported claim frequency appears to have leveled-off, but remains at historically low levels. There were 919 new claims reported in 2009, compared to 908 reported in 2008. Our open claim count fell 9.0% from 1,418 at December 31, 2008 to 1,290 at December 31, 2009 and our average case reserve per open claim increased from $166,500 at December 31, 2008 to $183,100 at the end of 2009. There is a great deal of uncertainty inherent in the estimation of medical professional liability loss reserves, and as a result, we remain committed to careful reserving practices.

Expenses

The underwriting expense ratio increased in the fourth quarter of 2009 to 25.5% from 24.3% in the fourth quarter of 2008 and increased to 24.8% for the full year of 2009 from 22.1% for 2008. These increases were due to a smaller base of net premiums earned to cover our fixed underwriting costs. In addition, we began to amortize our new policy and claims information system, which added approximately $250,000 to our underwriting expense in the fourth quarter of 2009 and $940,000 in total for 2009.

Investments

Investment income was $7.3 million in the fourth quarter of 2009 and $30.9 million for the year. Both amounts are down over 16.0% from the comparable periods of 2008. For the year ended December 31, 2009, our gross investment yield was 3.85% compared to 4.38% a year ago. The decline in return is due primarily to the decline in the overall interest rate environment, especially short-term rates, and our increased allocation to cash and short-term securities compared to 2008.

We incurred one investment impairment loss of $4.5 million in the fourth quarter of 2009 due to the decline in market value in one of our strategic investments. However, this loss was partially offset by gains generated when we restructured a portion of our investment portfolio. This restructuring included the previously announced allocation of $30.0 million to various Stilwell investment funds. Our portfolio remains comprised of high quality securities and is well positioned should interest rates increase in 2010.

Balance Sheet and Equity Information

APCapital’s total assets were $944.5 million at December 31, 2009, and total shareholders’ equity was $237.0 million. Shareholders’ equity was down $17.0 million in 2009 as a result of our share repurchases and dividends during the year. However, our book value per share was up 9.8% and we still write at a conservative net premiums written to statutory surplus ratio of .53 to one.

Capital Management

In the fourth quarter of 2009, APCapital repurchased 460,600 shares at an average cost of $28.94 per share. During the full year of 2009, APCapital repurchased 1,863,833 shares for $56.1 million. APCapital has the following outstanding share repurchase authorizations as of December 31, 2009:

	Type of		(In thousands)
Date Approved	Repurchase		Amount	Amount
By Board	Plan		Authorized	Remaining
October 2, 2009	Rule 10b5-1		$10,000	$6,181
December 3, 2009	Rule 10b5-1		$20,000	$20,000
February 7, 2008	Discretionary	(1)	$25,000	$15,955
			$55,000	$42,136

(1) All shares will be repurchased under management's discretion in the open market or in privately negotiated transactions during the Company's normal trading window.

The share repurchase program remains an integral part of APCapital’s capital management program. APCapital seeks to maintain an optimal but flexible level of capital during this softer market cycle.

In the fourth quarter of 2009, the Board of Directors increased its fourth quarter cash dividend by 9.0% to $0.09 per common share, which was paid to shareholders on December 31, 2009. Today, APCapital’s Board of Directors declared a first quarter cash dividend of $0.09 per common share payable on March 31, 2010 to shareholders of record on March 15, 2010.

Conference Call

APCapital will host a live conference call to discuss fourth quarter and year-end 2009 financial results on Friday, February 12, 2010 at 10:00 a.m. Eastern Time. Investors are invited to participate in our live call by dialing (800) 289-0496 or (913) 643-4197. A live webcast will also be available in a listen-only format on APCapital’s website, http://www.apcapital.com. An archived edition of the Webcast can be accessed by going to APCapital’s website and selecting “For Investors,” then “Webcasts.” For individuals unable to listen to the live conference call, a telephone replay will be available by dialing (888) 203-1112 or (719) 457-0820 and entering the conference ID code: 5952409. The replay will be available through 11:59 p.m. Eastern Time on February 19, 2010.

Corporate Description

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

Forward-Looking Statements

Certain statements made by American Physicians Capital, Inc. in this release may constitute forward-looking statements within the meaning of the federal securities laws. When we discuss future operating results, plans, objectives, expectations and intentions, or use words such as “will,” “should,” “believes,” “expects,” “anticipates,” “estimates” or similar expressions, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the following:

  increased competition could adversely affect our ability to sell our products at premium rates we deem adequate, which may result in a decrease in premium volume, a decrease in our profitability, or both;
  our reserves for unpaid losses and loss adjustment expenses are based on estimates that may prove to be inadequate to cover our losses;
  market liquidity and volatility associated with the current financial crisis makes the fair values of our investments more difficult to estimate and may have other unforeseen consequences that we are currently unable to predict;
  an interruption or change in current marketing and agency relationships could reduce the amount of premium we are able to write;

  if we are unable to obtain or collect on ceded reinsurance, our results of operations and financial condition may be adversely affected;
  our geographic concentration in certain Midwestern states and New Mexico ties our performance to the business, economic, regulatory and legislative conditions in those states;
  a downgrade in the A.M. Best Company financial strength rating of our primary insurance subsidiary could reduce the amount of business we are able to write;
  changes in interest rates could adversely impact our results of operation, cash flows and financial condition;
  the unpredictability of court decisions could have a material adverse financial impact on our operations;
  our business could be adversely affected by the loss of one or more of our key employees;
  the insurance industry is subject to regulatory oversight that may impact the manner in which we operate our business, our ability to obtain future premium rate increases, the type and amount of our investments, the levels of capital and surplus deemed adequate to protect policyholder interests, or the ability of our insurance subsidiaries to pay dividends to the holding company;
  our status as an insurance holding company with no direct operations could adversely affect our ability to meet our debt obligations and fund future cash dividends and share repurchases;
  legislative or judicial changes in the tort system may have adverse or unintended consequences that could materially and adversely affect our results of operations and financial condition;
  applicable law and certain provisions in our articles and bylaws may prevent and discourage unsolicited attempts to acquire our Company that may be in the best interest of our shareholders or that might result in a substantial profit to our shareholders;
  any other factors listed or discussed in the reports filed by APCapital with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Other factors not currently anticipated by management may also materially and adversely affect our financial condition, liquidity or results of operations. APCapital does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Return on Equity

As a way of evaluating our capital management strategies we measure and monitor our return on equity, or ROE, in addition to our results of operations. We measure ROE as our net income for the period divided by our total shareholders’ equity as of the beginning of the period. Other companies sometimes calculate ROE by dividing annualized net income by an average of beginning and ending shareholders’ equity. Accordingly, the ROE percentage we provide may not be comparable with those provided by other companies. We also use a modified version of ROE as the basis for determining performance-based compensation.

Definition of Non-GAAP Financial Measures

APCapital uses operating income, a non-GAAP financial measure, to evaluate APCapital’s underwriting performance. Operating income differs from net income by excluding the after-tax effect of realized capital gains and (losses).

Although the investment of premiums to generate investment income and capital gains or (losses) is an integral part of an insurance company’s operations, APCapital’s decisions to realize capital gains or (losses) are independent of the insurance underwriting process. In addition, under applicable GAAP accounting requirements, losses may be recognized for accounting purposes as the result of other than temporary declines in the value of investment securities, without actual realization. APCapital believes that the level of realized gains and (losses) for any particular period is not indicative of the performance of our ongoing underlying insurance operations in a particular period. As a result, APCapital believes that providing operating income (loss) information makes it easier for users of APCapital’s financial information to evaluate the success of APCapital’s underlying insurance operations.

In addition to APCapital’s reported loss ratios, management also uses accident year loss ratios, a non-GAAP financial measure, to evaluate APCapital’s current underwriting performance. The accident year loss ratio excludes the effect of prior years’ loss reserve development. APCapital believes that this ratio is useful to investors as it focuses on the relationships between current premiums earned and losses incurred related to the current year. Although considerable variability is inherent in the estimates of losses incurred related to the current year, APCapital believes that the current estimates are reasonable.

Summary Financial Information
American Physicians Capital, Inc.

Balance Sheet Data	December 31,	December 31,
	2009	2008
	(In thousands, except per share data)
Assets:
Available-for-sale - bonds	$205,073	$222,941
Held-to-maturity - bonds	368,851	481,750
Other invested assets	53,303	24,320
Cash and cash equivalents	172,162	101,637
Cash and investments	799,389	830,648

Premiums receivable	29,662	34,024
Reinsurance recoverable	63,283	86,397
Deferred federal income taxes	17,328	18,573
Other assets	34,852	36,181
Total assets	$944,514	$1,005,823

Liabilities and Shareholders' Equity:
Unpaid losses and loss adjustment expenses	$608,807	$644,396
Unearned premiums	50,670	55,984
Long-term debt	25,928	25,928
Other liabilities	22,069	25,478
Total liabilities	707,474	751,786

Retained earnings	226,952	246,173
Accumulated other comprehensive income:
Net unrealized gains on investments,
net of deferred federal income taxes	10,088	7,864
Shareholders' equity	237,040	254,037

Total liabilities and shareholders' equity	$944,514	$1,005,823

Shares outstanding	9,986	11,749

Book value per share	$23.74	$21.62

Summary Financial Information
American Physicians Capital, Inc.

Income Statement
	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands, except per share data)
Direct premiums written	$24,207	$27,083	$113,232	$125,018

Net premiums written	$24,260	$26,186	$109,713	$120,117

Net premiums earned	$28,930	$30,704	$114,878	$124,268
Investment income	7,317	8,786	30,910	36,864
Net realized (losses) gains	(546)	28	(543)	(658)
Other income	171	177	769	730
Total revenues	35,872	39,695	146,014	161,204

Losses and loss adjustment expenses	14,153	14,909	57,562	65,311
Underwriting expenses	7,390	7,453	28,515	27,458
Other expenses	799	1,138	3,437	4,460
Total expenses	22,342	23,500	89,514	97,229

Income before income taxes	13,530	16,195	56,500	63,975
Federal income tax expense	3,798	4,584	15,940	18,779
Net income	$9,732	$11,611	$40,560	$45,196

Adjustments to reconcile net income to operating income:
Net income	$9,732	$11,611	$40,560	$45,196
Addback:
Net realized losses (gains), net of tax	355	(18)	353	428
Net operating income	$10,087	$11,593	$40,913	$45,624

Ratios:

Loss ratio (1)	48.9%	48.6%	50.1%	52.6%
Underwriting ratio (2)	25.5%	24.3%	24.8%	22.1%
Combined ratio (3)	74.4%	72.9%	74.9%	74.7%

Earnings per share data:

Net income
Basic	$0.95	$0.95	$3.73	$3.52
Diluted	$0.94	$0.93	$3.67	$3.45

Net operating income
Basic	$0.99	$0.95	$3.76	$3.55
Diluted	$0.97	$0.93	$3.70	$3.48

Basic weighted average shares outstanding	10,212	12,265	10,888	12,838
Diluted weighted average shares outstanding	10,364	12,506	11,061	13,094

(1) The loss ratio is calculated by dividing incurred loss and loss adjustment expenses by net premiums earned.

(2) The underwriting ratio is calculated by dividing underwriting expenses by net premiums earned.

(3) The combined ratio is the sum of the loss and underwriting ratios.

Summary Financial Information
American Physicians Capital, Inc.

Selected Cash Flow Information
	For the Year Ended
	December 31,
	2009	2008
	(In thousands)

Net cash from operating activities	$28,878	$41,401

Net cash from investing activities	$101,031	$37,021

Net cash for financing activities	$(59,384)	$(64,283)

Net increase in cash and cash equivalents	$70,525	$14,139

American Physicians Capital, Inc.
Supplemental Statistics
Medical Professional Liability

	Reported	Net Premiums
Three Months Ended	Claim Count	Earned
		(In thousands)
December 31, 2009	184	$29,400
September 30, 2009	237	28,261
June 30, 2009	254	28,383
March 31, 2009	244	29,302
December 31, 2008	182	30,704
September 30, 2008	233	30,494
June 30, 2008	261	31,420
March 31, 2008	232	31,657
December 31, 2007	245	33,471
September 30, 2007	191	35,517
June 30, 2007	269	34,896
March 31, 2007	247	35,034
December 31, 2006	267	37,051
September 30, 2006	297	37,774
June 30, 2006	296	37,517
March 31, 2006	308	37,448

			Average Net
		Average Net	Paid Claim
	Open	Case Reserve	(Trailing Four
Three Months Ended	Claim Count	Per Open Claim	Quarter Average)

December 31, 2009	1,290	$183,100	$86,200
September 30, 2009	1,359	173,800	83,400
June 30, 2009	1,349	178,500	76,200
March 31, 2009	1,429	179,000	74,500
December 31, 2008 (1)	1,418	166,500	72,500
September 30, 2008	1,540	153,100	69,200
June 30, 2008	1,639	150,000	65,700
March 31, 2008	1,672	148,600	63,100
December 31, 2007	1,741	144,800	67,500
September 30, 2007	1,913	144,200	70,400
June 30, 2007	2,124	136,200	69,600
March 31, 2007	2,200	138,800	56,600
December 31, 2006	2,256	137,900	59,100
September 30, 2006	2,347	138,800	57,600
June 30, 2006	2,558	136,300	63,000
March 31, 2006	2,976	120,400	78,800

	Retention Ratio
	Year Ended	Year Ended
	December 31, 2009	December 31, 2008
Michigan	89%	87%
Illinois	90%	88%
Ohio	87%	85%
New Mexico	89%	86%
Kentucky	91%	90%
Total (all states)	88%	87%

(1) Excludes the effect of approximately $16.6 million of negative paid losses resulting from the commutation of the Company's 2005 medical professional liability reinsurance treaty.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value (1)	Cost	Value
AVAILABLE-FOR-SALE DEBT SECURITIES			(in thousands)
States And Political Subdivisions
709141-Q5-7	PENNSYLVANIA ST	9,976	9,302	9,000
196454-FL-1	CO DEPT TRANSN REV	7,554	6,885	6,575
718814-XK-7	PHOENIX ARIZ	7,262	6,575	6,300
95667Q-AN-6	WEST VA ST SCH BLDG AUTH REV	7,201	6,781	6,500
646135-2Y-8	NEW JERSEY ST TRANSN TR FD AUTH	7,178	6,765	6,500
646039-JA-6	NEW JERSEY ST	7,112	6,483	6,225
741701-VD-5	PRINCE GEORGES CNTY MD	6,936	6,261	6,000
167723-BD-6	CHICAGO ILL TRAN AUTH	6,674	6,313	6,000
928172-HL-2	VIRGINIA ST PUB BLDG AUTH	6,632	6,182	6,000
709141-Z7-3	PENNSYLVANIA ST	6,578	6,138	5,965
977056-8D-5	WISCONSIN ST	6,560	6,166	6,000
373383-N7-9	GEORGIA ST	6,074	5,728	5,485
186343-UR-8	CLEVELAND OHIO	5,792	5,333	5,050
391554-AP-7	GREATER ALBANY SCH DIST OR	5,743	5,214	5,000
592013-7M-2	METROPOLITAN GOVT NASHVILLE & DAV	5,721	5,196	5,000
419780-S5-1	HAWAII ST	5,506	5,145	5,000
527839-BY-9	LEWIS CNTY WASH PUB UTIL	5,468	5,159	5,000
575827-3X-6	MASSACHUSETTS ST CONS LN-SER C	5,458	5,164	5,000
79575D-LQ-1	SALT RIV PROJ ARIZ AGRIC IMPT	5,456	5,204	5,000
594700-CA-2	MICHIGAN ST TRUNK LINE FD	5,450	5,154	5,000
181054-7U-5	CLARK CNTY NEV SCH DIST	5,444	5,142	5,000
92817F-XF-8	VIRGINIA ST PUB SCH AUTH	5,401	5,146	5,000
452151-PZ-0	ILLINOIS ST	5,387	5,128	5,000
972176-6H-9	WILSON CNTY TENN	3,422	3,250	3,075
972176-6J-5	WILSON CNTY TENN	3,234	3,162	3,005
665093-EF-3	NORTHERN COOK CNTY ILL SOLID WASTE	1,343	1,257	1,200
665093-EE-6	NORTHERN COOK CNTY ILL SOLID WASTE	1,341	1,255	1,200
969073-HN-8	WILL CNTY ILL CMNTY HIGH SCH	1,131	1,068	1,000
250092-F4-0	DES MOINES IOWA	1,096	1,031	1,000
723159-AT-6	PINELLAS CNTY FLA CAP IMPT REV	1,000	1,000	1,000
409558-D6-7	HAMPTON VA PUB IMPT	881	881	860
615401-HU-3	MOON AREA SCH DIST PA	561	520	500
708796-AP-2	PENNSYLVANIA HSG FIN AGY	545	500	500
Subtotal States And Political Subdivisions		161,117	150,488	144,940

Corporate Securities
904764-AG-2	UNILEVER CAP CORP	6,852	6,574	6,500
002824-AS-9	ABBOTT LABS	6,364	5,995	6,000
26353L-JB-8	DU PONT E I DE NEMOURS & CO	6,254	5,717	6,000
210805-DP-9	CONTINENTAL AIRLS EETC	6,116	6,500	6,500
717081-CZ-4	PFIZER INC	5,288	4,995	5,000
456866-AK-8	INGERSOLL RAND CO	5,286	4,778	5,000
24713@-AA-4	DELOITTE & TOUCHE USA LLP	3,966	4,000	4,000
45072G-AA-0	I-PRETSL II COMBINATION	2,160	2,160	2,160
369604-AY-9	GENERAL ELEC CO	1,058	972	1,000
075887-AS-8	BECTON DICKINSON & CO	528	482	500
Subtotal Corporate Securities		43,872	42,173	42,660

Mortgage-Backed Securities
393505-XC-1	GREEN TREE FINANCIAL CORP	84	82	82
Subtotal Mortgage-Backed Securities		84	82	82

TOTAL AVAILABLE-FOR-SALE DEBT SECURITIES		$ 205,073	$ 192,743	$ 187,682

(1) = Available-for-sale debt securities are carried in the balance sheet at fair value.

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES		(in thousands)
States And Political Subdivisions
64711R-BD-7	NM FIN AUTH ST TRANSN REV	7,588	7,192	6,805
677519-SC-5	OHIO ST	7,464	6,861	6,615
29270C-HK-4	ENERGY N W WASH ELEC REV	7,373	6,802	6,500
341150-QU-7	FLORIDA ST	7,172	6,801	6,500
576002-AS-8	MASSACHUSETTS ST SPL OBLIG	7,348	6,786	6,500
645916-WU-7	NEW JERSEY ECONOMIC DEV AUTH REV	7,122	6,753	6,500
93974A-NH-3	WA ST REF-VAR PURP-SER R-03-A	6,984	6,649	6,500
736742-MA-2	PORTLAND ORE SWR SYS REV	6,704	6,500	6,000
167484-3S-1	CHICAGO ILL	6,613	6,340	6,000
576000-AZ-6	MASSACHUSETTS ST SCH BLDG AUTH	6,638	6,277	6,000
928109-JY-4	VIRGINIA ST	6,948	6,265	6,000
455393-AM-0	INDIANAPOLIS IND THERMAL ENERGY	6,370	6,236	6,000
040654-KT-1	ARIZONA ST TRANSN BRD HWY REV	6,575	6,222	6,000
647310-G3-9	NEW MEXICO ST SEVERANCE TAX	6,205	6,027	6,000
20772F-JN-1	CONNECTICUT ST	6,459	6,005	5,730
837147-XX-0	SC ST PUB SVC AUTH REV REF-SER D	6,002	5,651	5,430
341426-PT-5	FLORIDA ST BRD OF ED PUB ED-SER J	5,917	5,534	5,290
472682-LZ-4	JEFFSN CNTY ALA SWR REV CAP IMPT	5,637	5,388	5,230
591745-F5-8	METROPOLITAN ATLANTA RAPID TRAN	5,519	5,340	5,040
478700-B2-2	JOHNSON CNTY KANS UNI SCH DIST	5,462	5,312	5,000
181324-MB-7	CLARK CNTY WASH SCH DIST NO 119	5,423	5,251	5,000
262608-NQ-1	DU PAGE & WILL CNTYS ILL CMNTY SCH	5,591	5,208	5,000
677519-3S-7	OHIO ST	5,735	5,203	5,000
576004-ED-3	MASSACHUSETTS ST SPL OBLIG REV	5,510	5,183	5,000
442436-2F-7	HSTN TEX WTR & SWR SYS	5,571	5,169	5,000
199820-QY-0	COMAL TEX INDPT SCH DIST	5,396	5,157	5,000
604128-3H-9	MINNESOTA ST	5,496	5,151	5,000
46613Q-AM-6	JEA FLA ST JOHNS RIV PWR PK SYS	5,340	5,129	5,000
40785E-MW-3	HAMILTON SOUTHEASTERN IND CONS SCH	5,129	5,024	4,725
235416-ZU-1	DALLAS TEX WTRWKS & SWR SYS REV	5,081	4,608	4,455
385640-FG-7	GRAND IS NEB ELEC REV SYS	4,738	4,567	4,485
509228-EQ-1	LAKE CNTY ILL ADLAI E STEVENSON SCH	4,120	3,927	3,750
491552-PM-1	KENTUCKY ST TPK AUTH	3,760	3,634	3,500
040663-2J-4	ARIZONA ST UNIV REVS	3,678	3,409	3,220
927793-NT-2	RPAR HOLDINGS REF-US RT 58 CORRID	3,306	3,131	3,000
927793-NU-9	VIRGINIA COMWLTH TRANSN BRD	3,296	3,125	3,000
509228-ER-9	LAKE CNTY ILL ADLAI E STEVENSON SCH	3,058	2,914	2,795
040663-2K-1	ARIZONA ST UNIV REVS	2,909	2,787	2,645
259291-DD-1	DOUGLAS CNTY NEB SCH DIST NO 001	2,759	2,599	2,500
97705L-FZ-5	WISCONSIN ST	2,181	2,103	2,000
235416-A7-9	DALLAS TEX WTRWKS & SWR SYS REV	2,273	2,099	2,045
438670-FF-3	HONOLULU HAWAII CITY & CNTY	2,078	1,942	1,855
678519-FD-6	OKLAHOMA CITY OKLA	1,164	1,134	1,075
345874-PH-8	FOREST LAKE MINN INDPT SCH DIST	1,068	1,055	1,000
463813-GW-9	IRVING TEX INDPT SCH DIST	1,096	1,052	1,000
659048-CN-0	NORTH DAVIESS IND SCH BLDG CORP	1,102	1,041	1,000
718814-UE-4	PHOENIX ARIZ	1,066	1,033	1,000
93974A-NL-4	WA ST REF-VAR PURP-SER R-03-A	1,063	1,018	1,000
452001-WT-3	ILL EDL AUTH REVS	809	768	750
181211-DJ-9	CLARK CNTY WASH SCH DIST NO 101	624	593	570
263417-GJ-0	DU PAGE CNTY ILL CMNTY HS	543	530	520
341535-PW-6	FLORIDA ST BRD ED PUB ED	560	523	500
517840-WW-0	LAS VEGAS VALLEY NEV WTR DIST	546	520	500
799098-DD-7	SAN MIGUEL CNTY COLO SCH DIST	547	520	500
442352-AH-3	HOUSTON TEX AREA WTR CORP	549	518	500
040654-JV-8	AZ ST TRANSN BRD HWY REV SER B	551	518	500
51166F-AD-1	LAKELAND FLA ENERGY SYS REV	538	515	500
54811B-EP-2	LOWER COLO RIV AUTH TEX	509	508	500
159195-MY-9	CHANNELVIEW TEX INDPT SCH DIST	511	484	475
655181-BJ-3	NOBLESVILLE-SOUTHEASTN PUB LIBR	503	478	460
Subtotal States And Political Subdivisions		237,877	225,069	215,965

Corporate Securities
74740F-GF-7	QUAKER OATS CO	6,509	6,286	6,000
134429-AM-1	CAMPBELL SOUP CO	6,384	6,144	6,000
41011W-AH-3	HANCOCK JOHN GLOBAL FDG	6,239	6,129	6,000
855707-AB-1	ST AUTO FINL CORP SR NT	5,890	6,041	6,000
035229-CD-3	ANHEUSER BUSCH	4,364	4,324	4,310
438516-AK-2	HONEYWELL INTL INC	3,036	3,015	3,000
615337-AA-0	THE MONY GROUP	2,541	2,528	2,510
Subtotal Corporate Securities		34,963	34,467	33,820

CONSOLIDATED FIXED-INCOME SECURITY AND
CASH AND CASH EQUIVALENTS PORTFOLIO
APCAPITAL, INC. AND SUBSIDIARIES
		Fair	Amortized	Par
CUSIP	Description	Value	Cost (2)	Value
HELD-TO-MATURITY DEBT SECURITIES		(in thousands)
Mortgage-Backed Securities
31394N-4U-9	FHLMC MULTICLASS SER 2713	15,363	15,055	15,000
31394P-3P-6	FHLMC MULTICLASS SER 2740	14,940	14,720	14,675
31395L-VJ-7	FHLMC MULTICLASS PREASSIGN 00465	14,367	13,669	13,586
31394K-AD-6	FHLMC MULTICLASS SER 2687	12,053	11,927	11,889
31394K-G6-5	FHLMC MULTICLASS SER 2693	10,096	10,020	10,000
31395K-CV-3	FHLMC MULTICLASS SER 2905	10,417	9,997	10,000
31394M-A2-6	FHLMC MULTICLASS SER 2708	6,687	6,662	6,650
31395K-PG-2	FHLMC MULTICLASS SER 2903	6,334	6,304	6,335
31394W-HE-1	FHLMC MULTICLASS SER 2784	4,361	4,370	4,377
31393T-CP-9	FNMA REMIC TRUST 2003-92	3,227	3,179	3,206
31394G-H7-1	FHLMC REMIC SERIES 2649	3,131	3,108	3,187
31394Y-LZ-5	FHLMC MULTICLASS SER	2,626	2,602	2,619
31393D-DS-7	FNMA REMIC TRUST 2003-58	2,095	2,003	2,048
31394W-HQ-4	FHLMC MULTICLASS SER 2784	1,934	1,877	1,874
31394G-N8-2	FHLMC REMIC SERIES 2659	1,833	1,817	1,834
31394Y-NA-8	FHLMC MULTICLASS PREASSIGN	1,312	1,259	1,266
31395A-LR-4	FHLMC MULTICLASS SER 2807	505	503	499
31393Y-XE-0	FNMA REMIC SER 2004-45	137	137	137
31362J-E6-8	FNMA ARM #062257	56	56	56
36224V-H5-7	GNMA POOL #339652	35	33	31
36225A-ET-3	GNMA PLATINUM P/T 780146	9	9	9
31375A-G3-7	FNMA P/T 328818	6	6	6
31368H-US-0	FNMA ARM MEGA POOL #190593	2	2	2
Subtotal Mortgage-Backed Securities		111,526	109,315	109,286

TOTAL HELD-TO-MATURITY DEBT SECURITIES		$ 384,366	$ 368,851	$ 359,071

(2) Held-to-maturity debt securities are carried in the balance sheet at amortized cost.

CUSIP	Description		Cost
CASH & CASH EQUIVALENTS			(in thousands)
31846V-41-9	FIRST AMER TREAS OBLIG		825
665278-70-1	NORTHERN INSTL FDS GOVT SELECT		44,491
Subtotal Money Market Funds			45,316

313589-UR-2	FNMA DISCOUNT NOTES		14,997
313385-UW-4	FHLB DISCOUNT NOTES		14,997
313385-UY-0	FHLB DISCOUNT NOTES		14,997
313589-SB-0	FNMA DISCOUNT NOTES		14,995
313589-SN-4	FNMA DISCOUNT NOTES		14,995
313385-RJ-7	FHLB DISCOUNT NOTES		10,997
313397-SP-7	FHLMC DISCOUNT NOTES		10,997
37056K-AM-2	GENERAL RE CORP		10,499
313397-UW-9	FHLMC DISCOUNT NOTES		9,992
93884F-A4-4	WASHINGTON GAS & LIGHT		6,775
313397-UP-4	FHLMC DISCOUNT NOTES		1,000
912795-UL-3	US TREASURY BILLS		500
313385-SN-7	FHLB DISCOUNT NOTES		500
Subtotal Commercial Paper			126,239

	CERTIFICATE OF DEPOSIT		100
	ZERO BALANCE CASH SWEEP ACCOUNTS		507
Subtotal Cash and CDs			607
TOTAL CASH & CASH EQUIVALENTS			$ 172,162

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, Investor Relations
(517) 324-6629